UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2013 (September 20, 2013)

PROTEA BIOSCIENCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51474	20-2903252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road

Morgantown, West Virginia 26507

(Address of principal executive offices)

(304) 292-2226

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information described in Item 2.03 below is incorporated herein by reference in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

September Note and Warrant Issuances

On September 20, 2013 (the “September Note Issue Date”), the Company issued to three (3) accredited investors (each a “September Noteholder” and collectively, the “September Noteholders”) (1) 10% convertible 1-year promissory notes (each a “September Note” and collectively, the “September Notes”) in an aggregate principal amount equal to $320,000 and (2) warrants (each a “September Noteholder Warrant” and collectively, the “September Noteholder Warrants”) for each investor to purchase the number of shares of the Company’s Common Stock as is equal to 37.5% of the number of shares into which each investor’s September Note is convertible into, exerciseable at $1.10 per share, pursuant to the terms and conditions of those certain Note and Warrant Purchase Agreements (the “Purchase Agreements”).

The September Notes accrue simple interest at a rate of 10% per annum and are due and payable on the one-year anniversary of the September Note Issue Date. The September Notes and all accrued unpaid interest thereon shall automatically convert into a subsequent offering (the “Subsequent Offering”) by the Company at a rate of two shares (the “Subsequent Offering Shares”) of the Company’s Common Stock and a warrant (the “Subsequent Offering Warrant”) to purchase one share of Common Stock, exercisable at $0.75 per share for each $1.00 invested in the Subsequent Offering or on such other terms and conditions as may be determined by the Company.

In the event the Subsequent Offering does not take place within 120 days of the September Note Issue Date, the September Notes will be convertible by the September Noteholders at their option for the 60 days thereafter. The rate of conversion will be for each $100,000 of principal and interest converted (or portion thereof), the September Noteholder will receive 200,000 shares (the “Optional Conversion Shares”) of Common Stock of the Company and a warrant (the “Optional Conversion Warrant”) to purchase 150,000 shares of Common Stock, which warrant will be exercisable at $1.10 for a period of five years, subject to proportionate adjustments for stock splits, combinations, stock dividends and other recapitalization events.

In the event of a Fundamental Transaction (as defined and described in detail in the September Notes), the Company shall pay, then upon any subsequent conversion of the September Notes, September Noteholders shall have the right to receive, for each Subsequent Offering Share, Subsequent Offering Warrant, Optional Conversion Share and/or Optional Conversion Warrant that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock and a warrant to purchase one share of Common Stock.

The description of the Purchase Agreements, September Notes and September Noteholder Warrants included in this Item 2.03 is qualified in its entirety by the terms and conditions of the form of the Purchase Agreements, September Notes and September Noteholder Warrants, filed as Exhibits 10.3, 10.4 and 10.5, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2013.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 above is incorporated herein by this reference. The securities described herein were issued pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D promulgated thereunder. The Company relied on the following facts in making such exemption available: (i) the offer and sale of these securities was made solely to accredited investors and therefore did not exceed the maximum purchaser limitation or violate the general solicitation rules; and (ii) all of the securities have the status of securities acquired in a transaction under Section 4(2) of the Securities Act and cannot be resold without registration or an exemption therefrom. There were no cash commissions paid in connection with the issuance of the September Notes and the September Noteholder Warrants.

As of the date of this filing, there are 49,536,846 shares of Common Stock of the Company issued and outstanding.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.3 10.4 10.5

Form of Purchase Agreement (incorporated by reference to the registrant’s Form 8-K filed on July 23, 2013).

Form of September Note (incorporated by reference to the registrant’s Form 8-K filed on July 23, 2013).

Form of September Noteholder Warrant (incorporated by reference to the registrant’s Form 8-K filed on July 23, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2013	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer